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                              LIST OF SUBSIDIARIES

                                                               NAME UNDER
                                  JURISDICTION OF            WHICH BUSINESS
   SUBSIDIARY                      ESTABLISHMENT                 IS DONE
   ----------                     ---------------            --------------
Telpe Celular S.A.                    Brazil                  TIM Nordeste
Teleceara Celular S.A.                Brazil                  TIM Nordeste
Teleasa Celular S.A.                  Brazil                  TIM Nordeste
Telpa Celular S.A.                    Brazil                  TIM Nordeste
Telern Celular S.A.                   Brazil                  TIM Nordeste
Telepisa Celular S.A.                 Brazil                  TIM Nordeste
timnet.com S.A.                       Brazil                  TIM Nordeste

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